UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Surface Oncology, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 26, 2022
Dear Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the "Annual Meeting") of Surface Oncology, Inc. (the “Company” or “Surface”) to be held on June 8, 2022 at 1:00 p.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted by live webcast at www.virtualshareholdermeeting.com/SURF2022. You will be able to vote electronically and submit questions during the virtual meeting. You will need the 16 digit control number, which is located on the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that you received in the mail, on your proxy card, or in the instructions accompanying your proxy materials, to attend the virtual meeting.
Details regarding admission to the Annual Meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of the 2022 Annual Meeting of Stockholders (the “Notice of Annual Meeting”) and proxy statement.
The agenda for the Annual Meeting includes the election of three (3) Class I directors for three-year terms and the ratification of the appointment of PriceWaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Under the Securities and Exchange Act Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting that you received in the mail. Your vote is very important.
Whether or not you plan to attend the Annual Meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a bank, broker or other nominee), you will receive instructions from your bank, broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your bank, broker or nominee includes instructions and a toll-free telephone number or Internet website to do so.  In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.
We hope that you will join us on June 8, 2022.  Your investment and continuing interest in the Company are very much appreciated.

Sincerely,

/s/ Robert W. Ross, M.D.

Robert W. Ross, M.D.
President & Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Time	1:00 p.m., Eastern Time

Date	Wednesday, June 8, 2022

Place	www.virtualshareholdermeeting.com/SURF2022

Purpose
To re-elect J. Jeffrey Goater, David S. Grayzel, M.D., and Ramy Ibrahim, M.D. as Class I members of the Board of Directors, to serve until the Company’s 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

To transact any other business that may properly come before the meeting or any postponement or adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on April 11, 2022 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. To be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

Voting by Proxy	If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please submit the voting instruction form you receive from your bank, broker or nominee, as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your bank, broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your bank, broker or nominee.

By order of the Board of Directors,

/s/ Theresa R. Boni

Theresa R. Boni Secretary

Cambridge, Massachusetts
April 26, 2022
Important Notice Regarding the Availability of Proxy Materials for the Company’s 2022 Annual Meeting of Stockholders to Be Held on June 8, 2022: The Notice of 2022 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available at www.surfaceoncology.com by following the link for “Investors & Media.”

SURFACE ONCOLOGY, INC.
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ONLINE ON JUNE 8, 2022
AT 1:00 PM EASTERN TIME
GENERAL INFORMATION
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
Surface Oncology, Inc. (the “Company,” “Surface,” “we,” “us” and “our”) have elected to provide access to our proxy materials to our stockholders via the Internet.  Accordingly, on or about April 26, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, and the proxy materials, including the Notice of the 2022 Annual Meeting of Stockholders, or the Notice of Annual Meeting, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a bank, broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2021, or Annual Report on Form 10-K.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around April 26, 2022. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card, and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by e-mail, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
Who is soliciting my vote?
The Board of Directors of Surface Oncology, Inc., or the Board of Directors, is soliciting your vote for the 2022 Annual Meeting of Stockholders, or the Annual Meeting.
When is the record date for the Annual Meeting?
The Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 11, 2022.
How many votes can be cast by all stockholders?
A total of 54,607,439 shares of common stock of the Company were outstanding on April 11, 2022 and entitled to be voted at the meeting.  Each share of common stock is entitled to one vote on each matter.
How do I vote?
If you are a "stockholder of record" and your shares are registered directly in your name, you may vote:
•By Internet. Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message.  If you vote on the Internet, you may also request electronic delivery of future proxy materials.
•By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the director nominees named herein to the Company’s Board of Directors and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting or any postponement or adjournment thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.
•By Internet at the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/SURF2022.
If your shares of common stock are held in "street name" for your account by a bank, broker or other nominee:
•By Internet or By Telephone. You will receive instructions from your bank, broker or other nominee if you are permitted to vote by Internet or telephone.
•By Mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares.

How do I attend the Annual Meeting online?

We will be hosting our Annual Meeting via live webcast only. All stockholders as of the record date, or their duly appointed proxies, can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SURF2022. The webcast will start at 1:00 p.m. Eastern Time on June 8, 2022. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
What are the Board of Director’s recommendations on how to vote my shares?
The Board of Directors recommends a vote:
•Proposal 1: FOR election of the three Class I director nominees (page 5)
•Proposal 2: FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (page 31)
Who pays the cost for soliciting proxies?
The Company will pay the cost for the solicitation of proxies by the Board of Directors. The solicitation of proxies will be made primarily by mail and through Internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse banks, brokers and other nominees for forwarding these materials to the beneficial owners of our shares to obtain the authorization for the execution of proxies.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Banks, brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-routine matter unless you timely return your proxy.  The election of directors (Proposal 1) is a non-routine matter. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

Can I change my vote?
You may revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, or by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility. You, or your duly appointed proxy, may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your bank, broker or nominee for instructions as to how to change your vote.
How is a quorum reached?
The presence, virtually by stockholders as of the record date, or their duly appointed proxies, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or by banks, brokers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum.  Abstentions, broker non-votes and votes withheld, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
What is the difference between a “record holder,” and a “beneficial holder” of shares held in “street name”?
If your shares are registered in your name, you are a record holder. If your shares are held in the name of your bank, broker or other nominee, these shares are held in “street name,” and you are a “beneficial holder” of such shares.
What vote is required to approve each item and how are votes counted?
Votes cast virtually or by proxy at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, abstentions, broker non-votes and votes withheld, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions, broker non-votes and votes withheld are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

•Proposal 1 - Election of three Class I director nominees

The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•vote FOR all nominees;
•WITHHOLD your vote from all nominees; or
•vote FOR all nominees except, where you may
◦vote FOR two nominees and WITHHOLD your vote from the other nominee; or
◦vote FOR one nominee and WITHHOLD your vote from the other two nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

•Proposal 2 - Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm
To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2022 fiscal year, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2.

If there are insufficient votes to approve Proposals 1 or 2, your proxy may be voted by the persons named in the proxy to postpone or adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is postponed or adjourned for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.
Could other matters be decided at the Annual Meeting?
The Company does not know of any other matters that may be properly presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a bank, broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that properly comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with banks, brokers or other nominees. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Implications of being an “emerging growth company”.
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering in April 2018, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous rolling three-year period.
Who should I call if I have any additional questions?
If you hold your shares directly, please call Theresa R. Boni, Secretary of the Company, at (617) 714-4096.  If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year.  The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. J. Jeffrey Goater, David S. Grayzel, M.D., and Ramy Ibrahim, M.D. are the directors whose terms expire at this Annual Meeting and each of J. Jeffrey Goater, David S. Grayzel, M.D., and Ramy Ibrahim, M.D. has been nominated for and has agreed to stand for re-election to the Board of Directors to serve as a Class I director of the Company until the 2025 Annual Meeting and until his successor is duly elected and qualified.
It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the three director nominees listed below. We have no reason to believe that any director nominee will be unavailable for election at the Annual Meeting. In the event that one or more director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to the By-laws, the Board of Directors has fixed the number of directors at nine as of the date of this year’s Annual Meeting. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.
Information relating to each director nominee and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.
Voting Requirement to Approve Proposal
For Proposal 1, the three nominees receiving the plurality of votes properly cast will be elected as directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
EACH OF THESE DIRECTOR NOMINEES FOR CLASS I DIRECTOR:
J. JEFFREY GOATER
DAVID S. GRAYZEL, M.D.
RAMY IBRAHIM, M.D.
(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR DEMOGRAPHICS AND BIOGRAPHIES
Demographics
In accordance with Nasdaq’s recently adopted board diversity listing standards, the below table includes aggregated statistical information about our Board of Director’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (as of April 26, 2022)
Board Size:
Total Number of Directors - 9
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	2	7	—	—
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	1	—	—	—

LGBTQ+	1
Middle Eastern	2
North African	1
Biographies
The following table sets forth information concerning our directors as of April 11, 2022.  The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

CLASS I DIRECTOR NOMINEES – FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
J. Jeffrey Goater has served as a member of our Board of Directors since February 2018 and was the Chair from April 2021 to December 2021. Mr. Goater previously served as our Chief Executive Officer from February 2018 to March 2021, as our Secretary from February 2017 to September 2018, and as our Chief Business Officer from February 2017 to February 2018. Prior to Surface, Mr. Goater served as the Chief Financial Officer and held other senior business and finance positions at Voyager Therapeutics, Inc., from September 2013 to December 2016. Prior to that, he served as Vice President of Business Development at Synageva BioPharma Corp. (now Alexion Pharmaceuticals, Inc.), from April 2013 to July 2013, and prior to that, he worked as an investment banker at Evercore Partners Inc. (now Evercore Inc.), from April 2008 to April 2013, most recently as Managing Director. Prior to that, Mr. Goater worked as an equity research analyst at Cowen and Company, LLC, covering the biopharmaceutical sector, from August 2004 to March 2008. Mr. Goater is currently a Venture Partner at The Column Group and Interim Chief Executive Officer of Atavistik Bio. He also currently serves on the board of directors of two publicly traded biotechnology companies, Vaccinex, Inc. (Nasdaq: VCNX) and LogicBio Therapeutics (Nasdaq: LOGC). Mr. Goater received a B.A. in Biology, an M.S. in Pathology, an M.S. in Microbiology and Immunology, and an M.B.A. all from the University of Rochester. Our Board of Directors believes that Mr. Goater's experience as our Chief Executive Officer, as well as his experience in the life science industry, qualifies him to serve on our Board of Directors.
	46	February 2018
David S. Grayzel, M.D. is our co-founder and has served as a member of our Board of Directors since April 2014. Dr. Grayzel has also served as our Chief Executive Officer from April 2014 to May 2015, and Chairman of our Board of Directors from April 2014 to January 2017. Dr. Grayzel has been a Partner at Atlas Venture Inc. since April 2014. Since joining Atlas Venture Inc. as a Managing Director in June 2010, Dr. Grayzel co-founded and served as Chief Executive Officer of Arteaus Therapeutics, LLC from June 2011 until it was acquired by Eli Lilly and Company in January 2014, and served as co-founder and Chief Executive Officer of Annovation Biopharma, Inc. from May 2011 until it was acquired by The Medicines Company in February 2015. He is a co-founder and member of the board of directors of Cadent Therapeutics, Inc. (acquired by Novartis (NYSE: NVS) in 2020), a founding board member of Delinia, Inc. from September 2015 until it was acquired by Celgene Corporation in January 2017, and a board member of Affinia Therapeutics (Nasdaq: AFTX), Aerovate Therapeutics (Nasdaq: AVTE), and Q32 Bio, and is a board observer at Day One Biopharmaceuticals. Dr. Grayzel was previously on the board of Xilio Therapeutics, Inc. (Nasdaq: XLO) from January 2018 to October 2021. Prior to that, he was Vice President of Clinical Development and Medical Affairs at Infinity Pharmaceuticals, Inc. from August 2002 to June 2010. Dr. Grayzel also serves on the board of Acera School, Inc. (The Massachusetts School for Science, Creativity, and Leadership). He serves as an advisor to Memorial Sloan Kettering Cancer Center’s Technology Development Fund and as a scientific advisory board member of the Tri-Institutional Therapeutics Discovery Institute. Dr. Grayzel received a B.A. in Psychology from Stanford University and an M.D. from Harvard Medical School and completed his internship and residency training in Internal Medicine at Massachusetts General Hospital. Our Board of Directors believes that Dr. Grayzel’s experience working with and serving on the Boards of Directors of life sciences companies and his experience working in the venture capital industry qualify him to serve on our Board of Directors.
	54	April 2014
Ramy Ibrahim, M.D. has served as a member of our Board of Directors since September 2019. He currently serves as the Chief Medical Officer at Bit.bio and Milky Way Advisors, Inc. Dr. Ibrahim also serves on the board of directors of 2seventy bio, Inc (Nasdaq: TSVT). and from January 2021 to October 2021 served on the board of directors at bluebird bio, Inc (Nasdaq: BLUE). He previously served as Chief Medical Officer and Vice President of Clinical Development at the Parker Institute for Cancer Immunotherapy from July 2016 until January 2021. Prior to the Parker Institute for Cancer Immunotherapy, he served as the Vice President of Clinical Development for Immuno-Oncology at AstraZeneca plc from February 2014 to July 2016. Prior to that, he served as the Senior Medical Director of Clinical Development Oncology at Medimmune, LLC from April 2011 to February 2014. Dr. Ibrahim also served as the Group Director of Oncology Global Clinical Research at Bristol-Myers Squibb Company from October 2005 to April 2011. Dr. Ibrahim is actively involved in global cancer immunotherapy networks such as the Society of Immunotherapy for Cancer (SITC) and ASCO. Dr. Ibrahim studied medicine and medical oncology at Cairo University then conducted clinical immunotherapy research at the cancer vaccine branch of the National Cancer Institute in Bethesda, Maryland. Our Board of Directors believes Dr. Ibrahim’s qualifications to serve as a member of our Board or Directors include his extensive experience in the pharmaceutical industry.
	47	September 2019

CLASS II DIRECTORS - TERM EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Benjamin Hickey has served as a member of our Board of Directors since December 2021. Since January 2020, he has served as the Chief Commercial Officer of Mirati Therapeutics, where he oversees all aspects of global commercialization, including pricing and access, sales and marketing, medical affairs, portfolio planning and patient advocacy. Prior to Mirati, Mr. Hickey was Senior Vice President and Chief Commercial Officer at Halozyme Therapeutics, responsible for global commercial strategy for the company's oncology portfolio from September 2018 to January 2020. He spent 17 years in roles of increasing responsibility at Bristol-Myers Squibb, including Vice President of Marketing, Immuno-Oncology, where he oversaw the commercialization of YERVOY®. Mr. Hickey received both his M.B.A. and bachelor's degree in management from St. John's University in New York. The Board believes Mr. Hickey's extensive experience in the life science industry qualifies him to serve as a director of the Board.
	47	December 2021
Robert W. Ross, M.D. has served as our Chief Executive Officer and member of our Board of Directors since April 2021. Dr. Ross previously served as our Chief Medical Officer from October 2016 to March 2021. Prior to Surface, Dr. Ross served as Head of Oncology at bluebird bio, Inc. from October 2015 to October 2016, Senior Vice President of Clinical Development and Pharmacovigilance from January 2015 to October 2016, and Vice President of Clinical Development from October 2012 to January 2015. Prior to that, he worked at Infinity Pharmaceuticals, Inc. from October 2007 to October 2012. Dr. Ross was a Fellow in Medical Oncology and a faculty member at the Dana Farber Cancer Institute from July 2003 to August 2007, and then maintained a clinical practice at Dana Farber Cancer Institute from August 2007 to October 2015. Dr. Ross currently serves on the board of directors of Obsidian Therapeutics, a biotechnology company. Dr. Ross received a B.S. in Biological Sciences and a B.A. in Philosophy from Stanford University, an M.S. in Medical Science as part of the Clinical Investigator Training Program from Harvard Medical School and an M.D. from Columbia University College of Physicians and Surgeons. He completed his residency training in Internal Medicine at the University of California, San Francisco. Our Board of Directors believes that Dr. Ross’s experience as our Chief Medical Officer, as well as his experience in the life science industry, qualifies him to serve on our Board of Directors.
	48	April 2021
Armen B. Shanafelt, Ph.D. has served as a member of our Board of Directors since November 2014. He has been investing in leading biotech companies since April 2009 as a member of Lilly Ventures Fund I, LLC. Prior to that, Dr. Shanafelt served as the Chief Scientific Officer of Biotherapeutics Lead Generation at Eli Lilly and Company from January 2002 to April 2009. Prior to joining Eli Lilly, he was a Research Fellow and Director of Drug Monitoring Research at Roche Diagnostics Corporation, a global diagnostics company, from 2000 to 2002 and held several leadership positions in the Biotechnology Division at Bayer Corporation, a multinational chemical and healthcare corporation from 1993 to 2000. In addition to Surface Oncology, Dr. Shanafelt currently serves on the board of directors of Aeglea BioTherapeutics (Nasdaq: AGLE), a publicly traded biopharmaceutical company. Dr. Shanafelt received a B.S. in Chemistry and Physics from Pacific Lutheran University and a Ph.D. in Chemistry from the University of California, Berkeley. Our Board of Directors believes that Dr. Shanafelt’s significant background in pharmaceutical research and development and his experience in life sciences investing qualify him to serve on our Board of Directors.
	62	November 2014

CLASS III DIRECTORS - TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Elliott Sigal, M.D., Ph.D. has served as a member of our Board of Directors since February 2018. Dr. Sigal is a former Executive Vice President and member of the Board of Directors of Bristol-Myers Squibb, or BMS (NYSE: BMY). He joined BMS in 1997 as head of Applied Genomics, went on to head Discovery Research followed by Clinical Development and ultimately served as Chief Scientific Officer and President of R&D from 2004 until 2013. Dr. Sigal serves on the board of directors for Adaptimmune Therapeutics plc (Nasdaq: ADAP), VIR Biotechnology (Nasdaq: VIR), Affinia Therapeutics and Tessera Therapeutics. He also serves as a senior advisor to the healthcare team of New Enterprise Associates and consults for several biotechnology companies. Dr. Sigal holds an M.D. from the University of Chicago and trained in Internal Medicine and Pulmonary Medicine at the University of California, San Francisco, where he was on faculty from 1988 to 1992. He also holds a B.S., M.S, and Ph.D. in Engineering from Purdue University. Our Board of Directors believes Dr. Sigal’s qualifications to serve as a member of our board include his extensive experience in the pharmaceutical industry and his years of experience in his leadership roles as a director and executive officer.
	70	February 2018
Laurie D. Stelzer has served as a member of our Board of Directors since February 2018. She serves as Executive Vice President and Chief Financial Officer at Arena Pharmaceuticals, Inc., which she joined in March 2020. Prior to that, she served as Senior Vice President, Chief Financial Officer at Halozyme Therapeutics, Inc. from June 2015 to March 2020. Prior to joining Halozyme, Ms. Stelzer served from April 2014 to January 2015 as the Senior Vice President of Finance supporting R&D, Technical Operations and M&A at Shire, Inc., or Shire. Prior to that, she was the Division Chief Financial Officer for the Regenerative Medicine Division and the Head of Investor Relations at Shire from March 2012 to April 2014. Prior to Shire, Ms. Stelzer held positions of increasing responsibility for 15 years at Amgen, Inc., including Interim Treasurer, Head of Emerging Markets Expansion, Executive Director of Global Commercial Finance and Head of Global Accounting. Early in her career, she held various finance and accounting positions in the real estate and banking industries. Ms. Stelzer currently serves on the board of directors of PMV Pharmaceuticals (Nasdaq: PMVP). Ms. Stelzer received her M.B.A. from the UCLA Anderson School of Management, and a B.S. in Accounting from Arizona State University. Our Board of Directors believes Ms. Stelzer’s qualifications to serve as a member of our board include her extensive experience in the pharmaceutical industry and her years of experience in her leadership roles as an executive officer.
	54	February 2018
Denice Torres has served as a member of our Board of Directors since July 2021 and as Chair since December 2021. Ms. Torres currently serves on the board of directors of 2seventy bio, Inc. (Nasdaq: TSVT), Karuna Therapeutics (Nasdaq: KRTX), Glaukos Corporation (Nasdaq: GKOS) and National Resilience, Inc., and she previously served on the board of directors of bluebird bio (Nasdaq: BLUE). She has over 25 years of executive leadership experience in healthcare across the consumer health, biopharmaceutical and medical device sectors. She is Chief Executive Officer of the Ignited Company, a change management firm in the healthcare industry, a position she has held since November 2017. She founded The Mentoring Place in January 2019, a non-profit, volunteer-based platform that accelerates the professional advancement of women through free executive-level mentorship. She also hosts a popular podcast focused on providing career insights. Previously, Ms. Torres held several executive leadership positions at Johnson & Johnson, including President of McNeil Consumer Healthcare and President of Janssen Pharmaceuticals, CNS. She also served as Chief Strategy and Transformation Officer of the Medical Device division. Before joining Johnson & Johnson, she had a highly successful 14-year career at Eli Lilly where she led a number of US and global businesses. Ms. Torres was named Healthcare Businesswomen's Association (HBA) Woman of the Year in 2015. Ms. Torres earned a B.S. in Psychology from Ball State University, an M.B.A. from the University of Michigan and a J.D. from Indiana University. Our Board of Directors believes Ms. Torres’s qualifications to serve as a member of our board include her extensive experience in the healthcare industry and her years of experience in her leadership roles as an executive officer
	62	July 2021

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers, as of April 11, 2022:

Name	Age	Position(s)
Executive Officers:
Robert W. Ross, M.D. (1)	48	Chief Executive Officer, President and Director
Jessica Fees	50	Chief Financial Officer and Treasurer
Theresa R. Boni	54	General Counsel, Senior Vice President, Legal and Secretary
Vito J. Palombella, Ph.D.	59	Chief Scientific Officer
Henry Rath	51	Chief Business Officer
Alison O'Neill, M.D.	61	Chief Medical Officer

(1)Dr. Ross is also a director of the Company and his biographical information appears on page 8.
Jessica Fees has served as our principal financial officer and principal accounting officer since December 2018 and as Chief Financial Officer since April 2021. Ms. Fees joined the Company in September 2015 as the Company’s Director of Finance. Prior to Surface, Ms. Fees served as President of Glide Associates LLC from January 2011 to March 2016. Prior to that, she worked at Tokai Pharmaceuticals, Inc. from August 2005 to June 2011. Ms. Fees began her career at Arthur Andersen LLP. Ms. Fees has a B.A. from The College of the Holy Cross and earned her CPA in Massachusetts.
Theresa R. Boni has served as our General Counsel, Senior Vice President, Legal and Secretary since March 2022. Prior to Surface, Ms. Boni served as Vice President, Assistant General Counsel at Dicerna Pharmaceuticals (acquired by Novo Nordisk in December 2021) from June 2022 to March 2022 and Vice President, Associate General counsel at Kiniksa Pharmaceuticals from May 2018 to May 2021. Ms. Boni held senior legal positions with Boston Scientific and Thermo Electron (now Thermo Fisher Scientific) and Houghton Mifflin Harcourt Corporation from August 2014 to May 2018. Prior to that, Ms. Boni was an attorney at Patriarch Partners, an investment firm, and earlier in her legal career, she practiced at Bingham McCutchen (now Morgan Lewis). Ms. Boni earned a bachelor’s degree from Union College and a J.D. from the Boston University School of Law.
Vito J. Palombella, Ph.D. has served as our Chief Scientific Officer since January 2016. Prior to Surface, Dr. Palombella served in a variety of roles at Infinity Pharmaceuticals, Inc. from January 2004 to January 2016, most recently as Chief Scientific Officer. Prior to that, he was Director of Molecular Biology and Protein Chemistry at Syntonix Pharmaceuticals, Inc. (now Sanofi) from October 2000 to January 2004, Senior Director of Cell and Molecular Biology at Millennium Pharmaceuticals, Inc. (now Takeda Pharmaceutical Co. Ltd.) from December 1999 to October 2000, Senior Director of Cell and Molecular Biology at LeukoSite, Inc. from July 1999 to December 1999, and held a number of positions at ProScript, Inc. from September 1994 to July 1999. Dr. Palombella currently serves on the board of directors of Molecular Partners AG, a publicly-traded biotechnology company. Dr. Palombella received a B.S. in Microbiology from Rutgers University and an M.S. and Ph.D. in Viral Oncology and Immunology from the New York University Medical Center and completed his post-doctoral training at Harvard University.
Henry Rath has served as our Chief Business Officer since April 2021. Mr. Rath served as the Chief Business Officer at TScan Therapeutics from April 2019 to February 2021. Prior to that, he served as the Senior Vice President, Corporate Development at Seres Therapeutics from January 2015 to February 2019. Mr. Rath has also previously held positions at Amgen, Catabasis and Baxter Biopharmaceuticals. He began his career with roles in the banking and consulting industries, focusing on biotechnology with Oppenheimer & Co. and LEK Consulting. Mr. Rath earned his undergraduate degree from Harvard College and his M.B.A. from the Wharton School of the University of Pennsylvania.
Alison O'Neill, M.D. has served as our Chief Medical Officer since April 2021. Dr. O'Neill joined the Company in September 2018 as the Company’s Vice President of Clinical Development and was promoted to Senior Vice President of Clinical Development in February 2020. Prior to joining Surface, she held several leadership roles in clinical research and development, serving as the Vice President, Oncology Clinical Development at Radius Health from April 2016 to August 2018, Vice President, Clinical Research at Synta Pharmaceuticals and Senior Medical Director at Sanofi in the global oncology division. Prior to entering the biotech industry, she served on the faculty at Massachusetts General Hospital where she focused on early phase clinical studies and treating patients with malignancies of the central nervous system. Dr. O'Neill earned both her B.S. and her M.D. from the University of Chicago. She completed her residency training at the University of Michigan in neurology and her neuro-oncology fellowship training at Memorial Sloan-Kettering Cancer Center.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Composition

We currently have nine directors and the terms of office of the directors are divided into three classes:

•Class I, whose term will expire at the Annual Meeting of Stockholders to be held in 2022;
•Class II, whose term will expire at the Annual Meeting of Stockholders to be held in 2023; and
•Class III, whose term will expire at the Annual Meeting of Stockholders to be held in 2024.
Class I consists of J. Jeffrey Goater, David S. Grayzel, M.D. and Ramy Ibrahim, M.D., Class II consists of Benjamin Hickey, Robert W. Ross, M.D. and Armen B. Shanafelt, Ph.D., and Class III consists of Elliott Sigal, M.D., Ph.D., Laurie D. Stelzer, and Denice Torres. At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third Annual Meeting of Stockholders following election and until their successors are duly elected and qualified. A resolution of the Board of Directors may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in control or management of our company.
Board Independence
Our Board of Directors has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that, except for Robert W. Ross, M.D., who serves as our President and Chief Executive Officer, and J. Jeffrey Goater, who previously served as our President and Chief Executive Officer from February 2018 to March 31, 2021 and as a senior advisor from April 1, 2021 to September 30, 2021, each of our directors has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq Stock Market, or Nasdaq, rules and the SEC. In December 2021, the Board of Directors appointed Denice Torres as our Chair of the Board of Directors.
At least annually, our Board of Directors will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board of Directors will make an annual determination of whether each director is independent within the meaning of Nasdaq and SEC independence standards.
Board Meetings and Attendance
Our Board of Directors held eight meetings during the fiscal year ended December 31, 2021. Each of the directors attended at least 75% of the meetings of the Board of Directors and each of the incumbent directors attended all meetings of the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2021. We encourage our directors to attend our Annual Meeting of Stockholders and five of our directors at the time attended our prior annual meeting.
Board Committees
Our Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Research and Development Committee, each of which is comprised solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Research and Development Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board of Directors for approval. The charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Research and Development Committee are all available on our website (www.surfaceoncology.com) under “Investors & Media” at “Governance” and “Documents & Charters.”

Audit Committee
Our Audit Committee is currently composed of Laurie D. Stelzer, Benjamin Hickey, and Armen B. Shanafelt, Ph.D., with Ms. Stelzer serving as chair of the committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board of Directors has determined that Ms. Stelzer is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2021, the Audit Committee met four times. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include:

•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
Compensation Committee
Our Compensation Committee is currently composed of Denice Torres, Armen B. Shanafelt, Ph.D., and Laurie Stelzer, with Ms. Torres serving as chair of the committee. Our Board of Directors has determined each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2021, the Compensation Committee met three times. The Compensation Committee’s responsibilities include:
•annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;
•reviewing and approving the compensation of our other executive officers;
•reviewing and establishing our overall management compensation, philosophy and policy;
•overseeing and administering our compensation and similar plans;
•evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•retaining and approving the compensation of any compensation advisors;
•reviewing and making recommendations to our Board of Directors about our policies and procedures for the grant of equity-based awards;
•evaluating and making recommendations to the Board of Directors about director compensation;
•preparing the Compensation Committee report required by SEC rules, if and when required, to be included in this proxy statement; and
•reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Our Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee. In 2021, the Compensation Committee retained the services of Radford, an AON Hewitt company, as its external, independent compensation consultant and considered Radford’s input on certain compensation matters as they deemed appropriate. The Compensation Committee may delegate its authority to grant certain equity awards to certain individuals to our Chief Executive Officer and in 2021, delegated such authority to Robert W. Ross, M.D.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or a member of the compensation committee of any entity that has one or more executive officers serving on our Board of Directors or on our Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of David S. Grayzel, M.D. and Elliott Sigal, M.D., Ph.D., with Dr. Grayzel serving as chair of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. During fiscal year ended December 31, 2021, the Nominating and Corporate Governance Committee met two times.  The Nominating and Corporate Governance Committee’s responsibilities include:
•developing and recommending to the Board of Directors criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;
•developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines, including with respect to environmental, social and governance, or ESG, initiatives; and
•overseeing the evaluation of our Board of Directors and management.
Research and Development Committee
Our Research and Development Committee is currently composed of Ramy Ibrahim, M.D., David Grayzel, M.D., Armen B. Shanafelt, Ph.D., and Elliott Sigal, M.D., Ph.D., with Dr. Ibrahim serving as chair of the committee. During the fiscal year ended December 31, 2021, the Research and Development Committee charter was adopted September 14, 2021 and the committee met one time. The Research and Development Committee’s responsibilities include:

•reviewing, evaluating, and advising on the long-term strategic goals and objectives and the quality and direction of our research and development programs;
•monitoring and evaluating trends in research and development and recommending emerging technologies for building our technological strength;

•recommending approaches to acquiring and maintaining technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and capital) and advising on the scientific aspects of business development transactions;
•regularly reviewing our research and development pipeline;
•assisting the Board of Directors with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development; and
•reviewing such other topics as delegated from time to time by our Board of Directors.
Our Board of Directors may from time to time establish other committees.
Identifying and Evaluating Director Nominees
Our Board of Directors is responsible for selecting its own members.  The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.
Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates.  Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process.  The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors.  Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors.
Minimum Qualifications
Our Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board’s selection as director nominees for the Board and as candidates for appointment to the Board’s committees. A director nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other director nominees to the Board, in collectively serving the long-term interests of the stockholders.
In evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, including but not limited to race, gender or national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. The policy adopted by the Nominating and Corporate Governance Committee provides that candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates. Refer to the "Stockholder Proposals" section below for further information.
Non-Management Director Meetings
In addition to the meetings of the committees of the Board of Directors described above, in connection with the Board of Directors’ meetings, the non-management directors met eight times in executive session during the fiscal year ended December 31, 2021. The Chair of the Board of Directors presides at these executive sessions.

Communication with the Directors of Surface Oncology
Any interested party with concerns about our company may report such concerns to the Board of Directors or the Chair of our Board of Directors or Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o Surface Oncology, Inc.
50 Hampshire Street, 8th Floor
Cambridge, Massachusetts 02139
United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisors, with non-management directors, or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.
Leadership Structure and Risk Oversight
We have established a role of the chairperson of the Board of Directors, which is held by Ms. Torres, and we plan to keep this role separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while the chairperson of the Board of Directors will lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chairperson of the Board of Directors, particularly as the Board of Directors’ oversight responsibilities continue to grow.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our Company's risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer provides reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.
In addition, our Board of Directors, as a whole and through its committees, oversees our environmental, social and governance, or ESG, efforts. As we continue to grow and progress as a company, we strive to be good stewards of our community and to be focused on our stakeholders, which include our patients, our stockholders and our employees. We recognize the importance of ESG initiatives to our stakeholders.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and consultants, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our Audit Committee, purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership.

Executive Compensation

This section discusses the material components of the executive compensation program for our “named executive officers” for the fiscal year ended December 31, 2021, identified below:
•Robert W. Ross, M.D., Chief Executive Officer, President, and Director
•Alison O'Neill, M.D., Chief Medical Officer
•Vito J. Palombella, Ph.D., Chief Scientific Officer
•J. Jeffrey Goater, Director and former Chief Executive Officer and President*
*Mr. Goater served as our Chief Executive Officer and President through March 2021 at which time he transitioned to the role of Senior Advisor through September 2021.
Summary Compensation Table
The following table sets forth the total compensation awarded to, earned by, and paid during the fiscal years ended December 31, 2021 and December 31, 2020 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)		Option Awards ($)(1)		Stock Awards ($)(1)	Non-equity incentive plan compensation ($)		All other compensation ($) (2)	Total ($)
Robert W. Ross, M.D.	2021	506,250	(3)	3,871,867		—	294,000	(4)	12,756	4,684,873
Chief Executive Officer, President and Director	2020	435,000		160,720		254,400	261,000	(5)	9,903	1,121,023
Alison O'Neill, M.D.	2021	437,123		586,360		—	199,400	(4)	13,151	1,236,034
Chief Medical Officer	2020	390,000		100,450		143,100	218,400	(5)	10,113	862,063
Vito J. Palombella, Ph.D.	2021	428,490		527,768		—	192,000	(4)	12,756	1,161,014
Chief Scientific Officer	2020	414,000		160,720		254,400	248,400	(5)	10,113	1,087,633
J. Jeffrey Goater	2021	364,575	(6)	374,157	(7)	—	181,423	(4)	12,477	932,632
Director, former Chief Executive Officer, President and Senior Advisor	2020	537,000		516,313		817,260	443,025	(5)	10,113	2,323,711

(1)The amounts reported in the “Option awards” and "Stock Awards" columns above represent the aggregate grant date fair value of the stock options and restricted stock units granted to such named executive officers during 2021 and 2020 as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures related to service-based vesting conditions. See Note 10 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 2, 2022 for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards.
(2)The amounts represent commuter benefits, life insurance and long-term disability premiums paid by us, and Company matching 401(k) contributions.
(3)Dr. Ross was promoted to Chief Executive Officer effective April 1, 2021. He does not receive any compensation for his services as a director.
(4)The amount reported represents a bonus based upon the achievement of the Company and individual performance objectives for the year ended December 31, 2021, which was paid in February 2022.
(5)The amount reported represents a bonus based upon the achievement of the Company and individual performance objectives for the year ended December 31, 2020, which was paid in February 2021.
(6)Amount includes $15,625 in director fees earned for services for the period of 2021 during which Mr. Goater served as Chairman of our Board of Directors in a non-executive capacity.
(7)Amount includes the grant date fair value ($215,212) of options granted to Mr. Goater for his services as a director in 2021.

Narrative Disclosure to Summary Compensation Table
Employment arrangements with our named executive officers
Employment Agreement with Robert W. Ross, M.D.
Under the employment agreement with Dr. Ross for the position of chief executive officer, Dr. Ross’ current base salary is $568,000, which is subject to redetermination by our Board of Directors or our Compensation Committee, and he is eligible to earn an annual bonus with a target amount equal to 50% of his base salary. Dr. Ross is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Dr. Ross’ employment agreement provides that, in the event that his employment is terminated by us without “cause” (as defined in his employment agreement) or Dr. Ross resigns for “good reason” (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he is entitled to receive (i) an amount equal to 12 months of his base salary, payable in substantially equal installments over 12 months following his termination, and (ii) if Dr. Ross is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of 12 months following termination or the end of Dr. Ross’ COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to Dr. Ross had he remained employed with us. In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Ross employment is terminated by us without cause or Dr. Ross resigns for good reason, in either case within 12 months following a “change in control” (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he is entitled to receive (i) an amount equal to 18 months of his base salary, plus 150% of his annual target bonus, payable in a lump sum within 60 days following his termination, and (ii) if Dr. Ross is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of 18 months following termination or the end of Dr. Ross’ COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to him had he remained employed with us. Further, in the event that Dr. Ross’ employment is terminated without cause by the successor entity in the change in control or he resigns for good reason within the 12-month period following such change in control, then any time-based equity awards granted to him subsequent to the change in control will vest in full upon such termination event.
The payments and benefits provided to Dr. Ross under his employment agreement in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Ross in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.
In addition, in consideration of the payments and benefits provided under his employment agreement, Dr. Ross has agreed to certain restrictive covenants, including, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Ross’s employment and for 12 months thereafter.
Employment Agreement with Alison O'Neill, M.D.
Under the employment agreement with Dr. O'Neill for the position of chief medical officer, Dr. O'Neill’s current base salary is $467,250, which is subject to redetermination by our Board of Directors or our Compensation Committee, and she is eligible to earn an annual bonus with a target amount equal to 40% of her base salary. Dr. O'Neill is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Dr. O'Neill’s employment agreement provides that, in the event that her employment is terminated by us without “cause” (as defined in his employment agreement) or Dr. O'Neill resigns for “good reason” (as defined in her employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she is entitled to receive (i) an amount equal to 12 months of her base salary, payable in substantially equal installments over 12 months following her termination, and (ii) if Dr. O'Neill is participating in our group health plan immediately prior to her termination, a monthly cash payment until the earlier of 12 months following termination or the end of Dr. O'Neill’s COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to Dr. O'Neill had she remained employed with us. In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. O'Neill employment is terminated by us without cause or Dr. O'Neill resigns for good reason, in either case within 12 months following a “change in control” (as defined in her employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, she is entitled to receive (i) an amount equal to 12 months of her base salary, plus 100% of her annual target bonus, payable in a lump sum within 60 days after date of termination, and (ii) if Dr. O'Neill is participating in our group health plan immediately prior to her termination, a monthly cash payment until the earlier of 12 months following termination or the end of Dr. O'Neill’s COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to her had she remained employed with us. Further, in the event that Dr. O'Neill’s employment is terminated without cause by the successor entity in the change in control or she resigns for good reason within the 12-month period following such change in control, then any time-based equity awards granted to her subsequent to the change in control will vest in full upon such termination event.
The payments and benefits provided to Dr. O'Neill under her employment agreement in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. O'Neill in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.
In addition, in consideration of the payments and benefits provided under her employment agreement, Dr. O'Neill has agreed to certain restrictive covenants, including, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. O'Neill’s employment and for 12 months thereafter.
Employment Agreement with Vito J. Palombella, Ph.D.
Under the employment agreement with Dr. Palombella for the position of chief scientific officer, Dr. Palombella’s current base salary is $455,000, which is subject to redetermination by our Board of Directors or our Compensation Committee, and he is eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Dr. Palombella is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Dr. Palombella’s employment agreement provides that, in the event that his employment is terminated by us without “cause” (as defined in his employment agreement) or Dr. Palombella resigns for “good reason” (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he is entitled to receive (i) an amount equal to nine months of his base salary, payable in substantially equal installments over nine months following his termination, and (ii) if Dr. Palombella is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of nine months following termination or the end of Dr. Palombella’s COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to Dr. Palombella had he remained employed with us. In lieu of the payments and benefits described in the preceding sentence, in the event that Dr. Palombella’s employment is terminated by us without cause or Dr. Palombella resigns for good reason, in either case within 12 months following a “change in control” (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he is entitled to receive (i) an amount equal to 12 months of his base salary, plus 100% of his annual target bonus, payable in substantially equal installments over 12 months following his termination, and (ii) if Dr. Palombella is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of 12 months following termination or the end of Dr. Palombella’s COBRA health continuation period in an amount equal to the amount that we would have paid to provide health insurance to him had he remained employed with us. Further, in the event that Dr. Palombella’s employment is terminated without cause by the successor entity in the change in control or he resigns for good reason within the 12-month period following such change in control, then any equity awards granted to him subsequent to the change in control will vest in full upon such termination event.

The payments and benefits provided to Dr. Palombella under his employment agreement in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Palombella in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.
In addition, in consideration of the payments and benefits provided under his employment agreement, Dr. Palombella has agreed to certain restrictive covenants, including, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Palombella’s employment and for 12 months thereafter.
Transition Agreement with J. Jeffrey Goater
On February 9, 2021, J. Jeffrey Goater resigned from his position as our Chief Executive Officer, effective April 1, 2021, and was appointed by our Board of Directors to serve as the Chairman of the Board, effective April 1, 2021. In connection with his resignation, we and Mr. Goater entered into a Transition and CEO Support Agreement (the “Transition Agreement”) pursuant to which (i) from February 9, 2021 through March 31, 2021, Mr. Goater would continue to serve as our Chief Executive Officer and receive an annual base salary at the rate of $555,800 and would be eligible for a prorated bonus of $76,423 and (ii) from April 1, 2021 through September 30, 2021 (or such earlier date as of which Mr. Goater's service as an employee terminated (the "Separation Date"), Mr. Goater would provide services to us as a Senior Advisor to our Chief Executive Officer and receive an annual base salary at the rate of $420,000 and would be eligible for a target bonus of up to $105,000, and (iii) from the date immediately following the Separation Date through March 31, 2022, Mr. Goater would continue to serve as Chairman of the Board in a non-executive capacity and receive board fees at the rate of $70,000 per year. Mr. Goater ceased to be our Chairman of the Board when Ms. Torres was appointed our Chair of the Board on December 9, 2021. Pursuant to the Transition Agreement, any equity awards granted to Mr. Goater prior to December 31, 2020 (the “Historical Grants”) continued to vest through the earlier of March 31, 2022 and the last day of his Service Relationship (as defined in the Transition Agreement), such date being the Final Vesting Date. The exercise period of all vested Historical Grants held by Mr. Goater at the Final Vesting Date shall be extended until twelve months following the Final Vesting Date. In connection with the Transition Agreement, and subject to his continued Service Relationship, on April 1, 2021, Mr. Goater received (i) an option to purchase 30,000 shares of our common stock (the “CEO Support Period Grant”) and (ii) options to purchase 39,825 shares of our common stock (the “Board Chair Grant”). Half of the CEO Support Period Grant will vest monthly through the earlier of September 30, 2021 and the termination of his Service Relationship, and the remainder of the CEO Support Period Grant would vest monthly through the earlier of March 31, 2022 and the termination of his Service Relationship. 35,400 of the shares subject to the Board Chair Grant will vest on March 31, 2022, subject to his continued Service Relationship, and 4,425 of the Board Chair Grant would vest monthly from April 1, 2022 through the earlier of June 30, 2022 and the termination of his Service Relationship. All of Mr. Goater’s Historical Grants and CEO Support Grants would have accelerated in full if the Separation Date occurs during a Change in Control Period (as defined in Mr. Goater’s current employment agreement).
Elements of Compensation
Base salary
Our Compensation Committee or Board of Directors reviews the base salaries of our executive officers, including our named executive officers, from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer's performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions.
As of December 31, 2021, Robert W. Ross, M.D., Alison O'Neill, M.D., and Vito J. Palombella, Ph.D. had their base salaries set at annual rates of $525,000, $445,000, and $428,490, respectively. Mr. Goater’s base salary for 2021 was set forth in his Transaction Agreement, as described above.

Annual performance bonuses
We also believe that a significant portion of our executives’ cash compensation should be based on the attainment of business goals established by our Board of Directors or Compensation Committee. Each of our named executive officers participated in our Senior Executive Cash Incentive Bonus Plan (“Bonus Plan”). The Bonus Plan provides for formula-based incentive payments based upon the achievement of certain corporate and individual performance goals and objectives approved by our Board of Directors and Compensation Committee, respectively. We typically establish bonus targets for our named executive officers and conduct an annual performance review process to serve as the basis for determining eligibility for any such bonuses. Among the key parameters that typically are the basis for such bonus determinations are our achievement of overall corporate goals and the achievement of specified goals and objectives by each individual employee.
All final bonus payments to our named executive officers are recommended by our Compensation Committee and are approved by our Board of Directors, which retains full discretion to adjust individual target bonus awards. The actual bonuses, if any, awarded in a given year may vary from target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of our Compensation Committee.
For 2021, the corporate performance objectives generally fell into the categories of advancing the next wave of immuno-oncology therapies, strengthening our financial position, and sustaining our dynamic culture. In evaluating management’s performance relative to corporate performance for 2021, our Compensation Committee determined to award a corporate achievement level of 112%. This achievement level was then used to determine each named executive officer’s bonus. For 2021, we awarded bonuses to Robert W. Ross, M.D., Alison O'Neill, M.D., and Vito J. Palombella, Ph.D., in the amounts of $294,000, $199,400, and $192,000, respectively. Mr. Goater also received an annual bonus pursuant to the terms of his Transition Agreement in the amount of $181,423.
Equity-based compensation
Equity-based compensation is an integral part of our overall compensation program. Providing named executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly-qualified executives, achieve strong long-term stock price performance, align our executives’ interests with those of our stockholders and provide a means to build real ownership in the Company. In addition, the vesting feature of our equity grants contributes to executive retention. We have historically granted equity awards to our employees, including our named executive officers, in the form of options to purchase shares of our common stock or restricted stock units.
401(k) plan
We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Section 401(a) of the Code. In January 2021, we adopted a safe harbor plan which provides a “safe harbor” from both the nondiscrimination testing process and the consequences of failure of compliance. Under the safe harbor plan, we will match 100% of employees’ contributions to the 401(k) Plan for the first 3% of their annual compensation and 50% of the next 2% of their annual compensation, not exceeding $290,000, in accordance with IRC Section 401(a)(17).
Rule 10b5-1 sales plans
Certain of our executive officers and employees have adopted, and our directors, executive officers and employees may in the future adopt, written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director, executive officer or employee. The director, executive officer or employee may amend or terminate the plan in some circumstances. Our directors, executive officers and employees may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.
Health and welfare benefits
All of our full-time employees, including our executive officers, are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and disability for all of our employees, including our executive officers. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.

Equity Compensation
Outstanding equity awards at December 31, 2021
The following table sets forth information concerning the outstanding equity awards held by each of the named executive officers as of December 31, 2021.

			Option Awards
Name	Vesting commencement date		Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($/share)	Option expiration date
Robert W. Ross, M.D.	11/7/2016	(1)	281,578	—	$4.14	12/9/2026
	7/1/2017	(2)	11,363	—	$5.42	6/27/2027
	3/1/2018	(2)	42,611	2,842	$12.89	3/2/2028
	2/12/2019	(2)	63,750	26,250	$4.27	3/1/2029
	1/21/2020	(2)	38,333	41,667	$3.18	2/3/2030
	4/1/2021	(2)	80,713	403,567	$11.24	2/12/2031
Alison O'Neill, M.D.	9/4/2018	(1)	37,375	8,625	$10.69	10/1/2028
	2/12/2019	(2)	15,583	6,417	$4.27	3/1/2029
	1/21/2020	(2)	21,562	23,438	$3.18	2/3/2030
	1/21/2020	(2)	2,395	2,605	$3.18	2/3/2030
	2/9/2021	(2)	14,166	53,834	$9.02	3/1/2031
	4/26/2021	(2)	5,000	25,000	$7.33	5/3/2031
Vito J. Palombella, Ph.D.	1/22/2016	(1)	270,214	—	$3.99	3/3/2026
	7/1/2017	(2)	54,544	—	$5.42	6/27/2027
	3/1/2018	(2)	52,414	3,495	$12.89	3/2/2028
	2/12/2019	(2)	63,750	26,250	$4.27	3/1/2029
	1/21/2020	(2)	38,333	41,667	$3.18	2/3/2030
	2/9/2021	(2)	17,083	64,917	$9.02	3/1/2031
J. Jeffrey Goater	2/6/2017	(1)	304,104	—	$4.14	3/2/2027
	4/23/2018	(3)	41,297	3,755	$4.14	3/2/2027
	7/1/2017	(2)	11,363	—	$5.42	6/27/2027
	2/5/2018	(2)	544,506	23,675	$9.61	2/5/2028
	3/1/2018	(2)	42,613	2,841	$12.89	3/2/2028
	2/12/2019	(2)	212,500	87,500	$4.27	3/1/2029
	1/21/2020	(2)	123,145	133,855	$3.18	2/3/2030
	2/9/2021	(4)	15,000	—	$8.09	4/1/2031
	2/9/2021	(5)	11,250	3,750	$8.09	4/1/2031
	2/9/2021	(6)	—	35,400	$8.09	4/1/2031
	2/9/2021	(7)	—	4,425	$8.09	4/1/2031

(1)The shares underlying this grant vested 25% on the first anniversary of the vesting commencement date, with the remainder of the shares vesting in equal monthly installments over the following 36 months thereafter.
(2)The shares underlying this grant vest in 48 equal monthly installments from the vesting commencement date.
(3)The shares underlying this grant vest over 48 monthly installments upon the closing of our initial public offering on April 23, 2018.
(4)The shares underlying this grant vest over six monthly installments from the vesting commencement date
(5)The shares underlying this grant vest over twelve monthly installments from the vesting commencement date

(6)The shares underlying this grant vest on March 31, 2022
(7)The shares underlying this grant vest over three monthly installments beginning on April 1, 2022.

Director Compensation
The following table sets forth the compensation we paid to our non-employee directors during the year ended December 31, 2021. Robert W. Ross, M.D., our Chief Executive Officer and President during the year ended December 31, 2021, received no compensation for his service as a director during the year ended December 31, 2021, and, consequently, is not included in this table. The compensation received by Dr. Ross as an employee during the year ended December 31, 2021 is presented in the “Summary Compensation Table” above. Mr. Jeffrey Goater, our former Chief Executive Officer, President and Senior Advisor, received compensation for his services as a director following his termination as an employee in 2021. The compensation received by Mr. Goater as a director during the year ended December 31, 2021, together with the compensation received by Mr. Goater as an employee during 2021, is presented in the “Summary Compensation Table” above.

Name	Fees earned or paid in cash ($)	Option awards ($) (1)	Total ($)
Denice Torres (2)	32,242	146,268	178,510
David S. Grayzel, M.D. (3)	50,000	90,373	140,373
Benjamin Hickey (4)	2,711	—	2,711
Ramy Ibrahim, M.D. (5)	44,000	90,373	134,373
Geoffrey McDonough, M.D. (6)	62,772	90,373	153,144
Armen B. Shanafelt, Ph.D. (7)	54,500	90,373	144,873
Elliott Sigal, M.D., Ph.D. (8)	46,000	90,373	136,373
Laurie D. Stelzer (9)	60,000	90,373	150,373

(1)The amounts reported in the “Option awards” columns above represent the aggregate grant date fair value of the stock options granted during 2021 as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures related to service-based vesting conditions. See Note 10 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 2, 2022 for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards.
(2)As of December 31, 2021, Ms. Torres held options to purchase an aggregate of 36,000 shares of our common stock, 5,000 shares of which were vested on such date.
(3)As of December 31, 2021, Dr. Grayzel held options to purchase an aggregate of 84,863 shares of our common stock, 67,163 shares of which were vested on such date.
(4)As of December 31, 2021, Mr. Hickey did not hold any options to purchase shares of our common stock.
(5)As of December 31, 2021, Dr. Ibrahim held options to purchase an aggregate of 53,900 shares of our common stock, 30,150 shares of which were vested on such date.
(6)As of December 31, 2021, Dr. McDonough held options to purchase an aggregate of 113,178 shares of our common stock, 95,478 shares of which were vested on such date. Dr. McDonough resigned from the Board of Directors effective February 28, 2022.
(7)As of December 31, 2021, Dr. Shanafelt held options to purchase an aggregate of 87,086 shares of our common stock, 69,386 shares of which were vested on such date.
(8)As of December 31, 2021, Dr. Sigal held options to purchase an aggregate of 241,995 shares of our common stock, 224,295 shares of which were vested on such date.
(9)As of December 31, 2021, Ms. Stelzer held options to purchase an aggregate of 100,209 shares of our common stock, 82,509 shares of which were vested on such date.

Our Board of Directors adopted a non-employee director compensation policy that was designed to provide a total compensation package that would enable us to attract and retain, on a long-term basis, high caliber non-employee directors. Under the policy as amended, all non-employee directors are paid cash compensation from and after the completion of our initial public offering, as set forth below:

Annual Retainer
Board of Directors:
All non-employee members	$40,000
Additional retainer for Non-Executive Chairman of the Board	$30,000
Additional retainer for Lead Independent Director of the Board	$20,000
Audit Committee:
Chairman	$15,000
Non-Chairman members	$7,500
Compensation Committee:
Chairman	$10,000
Non-Chairman members	$5,000
Nominating and Corporate Governance Committee:
Chairman	$8,000
Non-Chairman members	$4,000

Under the policy, upon initial election or appointment to the Board of Directors, new non-employee directors would receive a one-time equity award having a fair market value of $245,000 as of the date of grant, which would vest annually over three years. In each subsequent year of a non-employee director’s tenure, the director would receive an annual equity award having a fair market value of $122,500 as of the date of grant, which would vest in full upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders. If either an initial equity award or an annual equity award were to be in the form of a nonqualified stock option, then the exercise price would equal the fair market value of our common stock, as measured by reference to market quotations on Nasdaq, as of the grant date. Vesting of any equity award would cease if a director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that circumstances warrant continuation of vesting.
In 2021, on the recommendation of the Compensation Committee, our Board of Directors determined that, in light of our then-current stock price, it would be appropriate to determine the size of the annual equity award as a fixed number of shares, rather than a dollar value, as set forth in our non-employee director compensation policy, in order to prevent greater dilution to our stock pool. Therefore, in lieu of the annual equity award described above, each continuing non-employee director was eligible to receive an annual stock option grant to purchase 17,700 shares of our common stock, which vests in full upon the earlier to occur of the first anniversary of the grant date or the date of the subsequent annual meeting of stockholders. We are currently reviewing our director compensation program and anticipate that we will modify the equity portion of the program effective with the 2022 grant.
Compensation risk assessment
We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth the amount of common stock of the Company beneficially owned, directly or indirectly, as of April 11, 2022, by (i) each current director of the Company, (ii) each named executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of common stock of the Company, as determined through SEC filings, and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted.
Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities. As of April 11, 2022, the Company had 54,607,439 shares of common stock outstanding. Shares of common stock subject to options to purchase, which are now exercisable or are exercisable within 60 days after April 11, 2022 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated, the address for each person listed below is c/o Surface Oncology, Inc., 50 Hampshire Street, 8th Floor, Cambridge, Massachusetts 02139.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Novartis Institutes for BioMedical Research, Inc. (1)	3,948,482	7%
Atlas Venture Fund IX, L.P. (2)	2,945,453	5%
ARK Investment Management LLC (3)	5,326,127	10%
EcoR1 Capital, LLC (4)	4,653,000	9%

Directors and Named Executive Officers
Denice Torres (5)	13,000	*
J. Jeffrey Goater (6)	1,310,392	2%
David S. Grayzel, M.D. (7)	3,030,316	6%
Benjamin Hickey (8)	4,000	*
Ramy Ibrahim, M.D. (9)	51,211	*
Armen B. Shanafelt, Ph.D. (10)	87,086	*
Elliott Sigal, M.D., Ph.D. (11)	287,448	1%
Laurie D. Stelzer (12)	100,209	*
Robert W. Ross, M.D. (13)	658,849	1%
Alison O'Neill, M.D. (14)	160,148	*
Vito J. Palombella, Ph.D. (15)	590,466	1%
All executive officers and directors as a group (14 persons) (16)	6,572,411	12%

*Represents holdings of less than 1%.

(1)Based solely upon information set forth in the Schedule 13G/A filed with the SEC on February 8, 2021, consists of 3,948,482 shares of common stock held directly by Novartis Institutes for BioMedical Research, Inc. (“NIBRI”). The address for NIBRI is 250 Massachusetts Avenue, Cambridge, MA 02139.

(2)Based solely upon information set forth in the Schedule 13G/A filed with the SEC on January 25, 2022, consists of 2,945,453 shares of common stock held directly by Atlas Venture Fund IX, L.P., or Atlas Venture Fund IX. Atlas Venture Associates IX, L.P., or AVA IX LP, is the general partner of Atlas Venture Fund IX, and Atlas Venture Associates IX, LLC, or AVA IX LLC, is the general partner of AVA IX LP. Peter Barrett, Bruce Booth, Jean-Francois Formela, Jeff Fagnan and Ryan Moore are the members of AVA IX LLC and collectively make investment decisions on behalf of Atlas Venture Fund IX. David Grayzel, M.D. owns an interest in AVA IX LP and is also a member of our Board of Directors. Dr. Grayzel disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest therein, if any. The address for Atlas Venture Fund IX is 56 Wareham Street, 3rd Floor, Boston, MA 02118.
(3)Based solely upon information set forth in the Schedule 13G/A filed with the SEC on February 9, 2022, consists of 5,326,127 shares of common stock held directly by ARK Investment Management LLC. The address for ARK Investment Management LLC is 3 East 28th Street, 7th Floor, New York, NY 10016.
(4)Based solely upon information set forth in the Schedule 13G filed with the SEC on March 14, 2022, consists of 4,653,000 shares of common stock held directly by EcoR1 Capital, LLC. The address for EcoR1 Capital, LLC is 357 Tehama Street #2, San Francisco, CA 94103.
(5)Consists of options to purchase 13,000 shares of common stock that are exercisable within 60 days of April 11, 2022.
(6)Consists of (i) 129,222 shares of common stock, and (ii) options to purchase 1,181,170 shares of common stock that are exercisable within 60 days of April 11, 2022.
(7)Consists of (i) shares disclosed in footnote (2) above and (ii) options to purchase 84,863 shares of common stock that are exercisable within 60 days of April 11, 2022.
(8)Consists of options to purchase 4,000 shares of common stock that are exercisable within 60 days of April 11, 2022.
(9)Consists of options to purchase 51,211 shares of common stock that are exercisable within 60 days of April 11, 2022.
(10)Consists of options to purchase 87,086 shares of common stock that are exercisable within 60 days of April 11, 2022.
(11)Consists of: (i) 45,453 shares of common stock held by Sigal Family Investments, LLC and (ii) options to purchase 241,995 shares of common stock, exercisable within 60 days of April 11, 2022, held directly by Dr. Sigal. Dr. Sigal is a manager of Sigal Family Investments, LLC. Dr. Sigal may be deemed to have voting and investment power over shares held by Sigal Family Investments, LLC. Dr. Sigal disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(12)Consists of options to purchase 100,209 shares of common stock that are exercisable within 60 days of April 11, 2022.
(13)Consists of (i) 54,500 shares of common stock, and (ii) options to purchase 604,349 shares of common stock that are exercisable within 60 days of April 11, 2022.
(14)Consists of (i) 30,191 shares of common stock, and (ii) options to purchase 129,957 shares of common stock that are exercisable within 60 days of April 11, 2022.
(15)Consists of (i) 53,675 shares of common stock, and (ii) options to purchase 536,791 shares of common stock that are exercisable within 60 days of April 11, 2022.
(16)Consists of (i) 3,337,823 shares of common stock, and (ii) options to purchase 3,234,588 shares of common stock that are exercisable within 60 days of April 11, 2022.

Equity compensation plan information
The following table presents aggregate summary information as of December 31, 2021, regarding the common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:

	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Other Rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	7,057,258	$6.59	1,868,349	(2)
Equity Compensation Plans Not Approved by Stockholders (3)	600,000	—	600,000
Total	7,657,258	$6.59	2,468,349	(4)
(1)These plans consist of our 2014 Stock Incentive Plan, or 2014 Plan, 2018 Stock Option and Incentive Plan, or 2018 Plan, and 2018 Employee Stock Purchase Plan, or ESPP.
(2)As of December 31, 2021, (i) 783,873 shares remained available for future issuance under our 2018 Plan and (ii) 1,084,476 shares remained available for future issuance under our ESPP. No shares remained available for future issuance under the 2014 Plan as of December 31, 2021. Our 2018 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2018 Plan to be added on the first day of each fiscal year, starting with fiscal year 2019, in an amount equal to 4% of the number of shares of our common stock outstanding on the immediately preceding December 31 or such lesser amount determined by our Board of Directors or the Compensation Committee. Our ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the ESPP to be added on the first day of each fiscal year, starting in fiscal year 2018, in an amount equal to 1% of the total number of shares of our common stock outstanding on the immediately preceding December 31 or such lesser amount determined by our Board of Directors or the Compensation Committee.
(3)In December 2021, our Board of Directors approved our 2021 Inducement Plan (the “Inducement Plan”). No shares were issued under the Inducement Plan as of December 31, 2021.
(4)This amount excludes 1,878,351 shares of common stock that became issuable under the 2018 Plan on January 1, 2022 and 469,578 shares of common stock that became issuable under the ESPP on January 1, 2022, in each case pursuant to the evergreen provisions of the 2018 Plan and ESPP, respectively.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions
Other than the compensation agreements and other arrangements described in “Executive Compensation” and elsewhere in this Proxy Statement and the relationships and transactions described below, since January 1, 2021, there was no transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than five percent of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.
Collaboration with Novartis
In January 2016, we entered into a strategic collaboration agreement, or the Novartis Agreement, with Novartis Institutes for Biomedical Research, Inc., or Novartis, to develop next-generation cancer therapies. Upon entering into the agreement, we received an upfront payment of $70.0 million from Novartis and granted Novartis a worldwide exclusive license to research, develop, manufacture and commercialize antibodies that target CD73. In addition, we initially granted Novartis the right to purchase exclusive option rights (each an “Option”) for up to four specified targets, including certain development, manufacturing and commercialization rights. In January 2020, Novartis did not purchase and exercise its single remaining Option under the Novartis Agreement and, as a result, the option purchase period expired. Therefore, there are no Options remaining eligible for purchase, and potential exercise, and the Company’s performance obligations under the Novartis Agreement have ended. We are currently entitled to potential milestone payments upon the achievement of specified development and sales milestones of $525.0 million, as well as tiered royalties on annual net sales of NZV930 by Novartis ranging from high single-digit to mid-teens percentages. Such amount of potential milestone payments assumes the successful clinical development of and achievement of all sales milestones for NZV930. Through December 31, 2021, we had received an aggregate of $80.0 million in option purchase and milestone payments from Novartis. In January 2016, we also received an equity investments of $13.5 million from Novartis.
Research Agreement with Vaccinex, Inc.

On November 30, 2017, we entered into an agreement with Vaccinex, Inc. (“Vaccinex”), whereby Vaccinex will use its technology to assist us with identifying and selecting experimental human monoclonal antibodies against targets selected by us. J. Jeffrey Goater, a member of our Board of Directors, is also a member of the board of directors of Vaccinex. During the year ended December 31, 2021, we did not make any payments to Vaccinex under the agreement.

Exclusive Product License Agreement with Vaccinex, Inc.

On March 23, 2021, we entered into a license agreement with Vaccinex (the "Vaccinex License Agreement") whereby we received an exclusive license to certain antibodies targeting CCR8 (each a “Licensed Product.”). Pursuant to the terms of the Vaccinex License Agreement, we have a worldwide, exclusive, sublicensable license to make, have made, use, sell, offer to sell, have sold, import, and otherwise exploit licensed products that incorporate certain Vaccinex intellectual property which covers certain antibodies targeting CCR8. Under the Vaccinex License Agreement, we are obligated to use commercially reasonable efforts to develop, clinically test, achieve regulatory approval, manufacture, market and commercialize at least one Licensed Product and have the sole right to develop, manufacture and commercialize the licensed products worldwide. We are responsible for all costs and expenses of such development, manufacturing and commercialization. J. Jeffrey Goater, a member of our Board of Directors, is also a member of the board of directors of Vaccinex. During the year ended December 31, 2021, we paid Vaccinex a one-time fee of $0.9 million. Vaccinex is eligible to receive up to an aggregate of $3.5 million based on achievement of certain clinical milestones and up to an aggregate of $11.5 million based on achievement of certain regulatory milestones per Licensed Product. We also owe low single digit royalties on global net sales of any approved licensed products. Commencing on the third anniversary of the date of the Vaccinex License Agreement and continuing until the first dosing of a Licensed Product in a clinical trial, we will be required to pay Vaccinex a nominal yearly maintenance fee.
Executive Officer and Director Compensation
See the section entitled “Executive Compensation” for information regarding compensation of our executive officers and directors.

Indemnification Agreements
We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written related person transactions policy that requires such transactions to be approved by our Audit Committee. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, and their immediate family members.

AUDIT COMMITTEE REPORT
Report of the Audit Committee of the Board of Directors
This report is submitted by the Audit Committee of the Board of Directors (the “Board”) of Surface Oncology, Inc. (the “Company”). The Audit Committee currently consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Laurie D. Stelzer as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.
The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.
The Audit Committee has reviewed the Company's financial statements for the fiscal year ended December 31, 2021, and met with management, as well as with representatives of PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of PricewaterhouseCoopers LLP the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.
In addition, the Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board and the Commission regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with members of PricewaterhouseCoopers LLP its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2021, be included in its Annual Report on Form 10-K for the year ended 2021.
The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Respectfully submitted by the
Audit Committee,

Laurie D. Stelzer
Benjamin Hickey
Armen B. Shanafelt, Ph.D.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, has been selected by the Audit Committee as auditors for the Company for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP has served as the independent registered public accounting firm for the Company since 2016. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.
The Company’s organizational documents do not require that the stockholders ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Banks, brokers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification.  If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accounting Firm Fees
The following is a summary and description of fees incurred by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2021 and 2020.

Fee Category	Year ended December 31, 2021	Year ended December 31, 2020
Audit Fees (1)	$551,000	$580,000
Audit-Related Fees (2)	43,500	85,000
Tax Fees (3)	—	—
All Other Fees (4)	2,756	900
Total	597,256	665,900

(1)“Audit Fees” consist of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements and other professional services provided in connection with regulatory filings.
(2)“Audit-Related Fees” consist of fees billed by PricewaterhouseCoopers LLP for services performed related to the issuance of comfort letters in connection with the filing of a S-3 registration statement and the issuance of two ATM Facilities, as well as the review of S-8 registration statements.
(3)“Tax Fees” consist of the aggregate fees billed for professional services rendered by our principal accountants for tax compliance, tax advice, and tax planning for such years.
(4)“All other fees” consist of non-audit fees paid to PricewaterhouseCoopers LLP for access to its proprietary accounting research database.
Pre-Approval Policies and Procedures
The Company’s Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by the Company’s independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management. The Audit Committee approved all of the services in the table above.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.
Voting Requirement to Approve Proposal
For Proposal 2, a majority of the votes properly cast is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR
THE RATIFICATION OF THE SELECTION OF PricewaterhouseCoopers LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2 ON YOUR PROXY CARD)

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We are committed to the highest standards of integrity and ethics in the way we conduct our business. Our Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our Chief Executive Officer, our principal financial officer, and our other executive and senior officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.
Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the Board of Directors and are administered by our Audit Committee.
A current copy of our Code of Business Conduct and Ethics is posted on the Governance section of our website, which is located at www.surfaceoncology.com. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

STOCKHOLDER PROPOSALS
Stockholder Recommendations for Director Nominations
Our amended and restated bylaws provide that, for nominations of persons for election to our Board of Directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our corporate secretary at Surface Oncology, Inc., 50 Hampshire Street, 8th Floor, Cambridge, Massachusetts 02139, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year's annual meeting. However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person's written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.
The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices no earlier than February 10, 2023 and no later than March 10, 2023. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials
In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2023 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 27, 2022. Such proposals must be delivered to our corporate secretary at Surface Oncology, Inc., 50 Hampshire Street, 8th Floor, Cambridge, Massachusetts 02139. A stockholder may submit a proposal until March 12, 2023 for consideration at the 2023 annual meeting of shareholders, but such proposal will not be included in the proxy materials.

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  The Company’s SEC filings are available to the public on our website at www.surfaceoncology.com under the “Investors & Media” menu. Copies of such reports are also posted via EDGAR on the SEC’s website at http://www.sec.gov. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC), except for exhibits, will be furnished without charge to any stockholder upon written request to Surface Oncology, Inc., 50 Hampshire Street, 8th Floor, Cambridge, Massachusetts 02139, Attention: Corporate Secretary.
You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 26, 2022. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, or by way of the SEC’s website, http://www.sec.gov.
We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC. Requests for such copies should be addressed to:

Surface Oncology, Inc.
50 Hampshire Street, 8th Floor
Cambridge, Massachusetts 02139
(617) 714-4096
Attention: Theresa R. Boni, Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
Stockholders of the Company common stock who share a single address, may receive only one copy of this Proxy Statement, Notice of Internet Availability and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, unless the Company has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement, Notice of Internet Availability or our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, he or she may contact Surface Oncology, Inc., 50 Hampshire Street, 8th Floor, Cambridge, Massachusetts 02139, (617) 714-4096, Attention: Theresa R. Boni, Secretary, and the Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future.  If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Secretary.

OTHER BUSINESS
The Board of Directors knows of no business to be properly brought before the 2022 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a bank, broker or other nominee as described above, they will not be able to vote your shares on any other business that may properly come before the 2022 Annual Meeting unless they receive instructions from you with respect to such matter.

SURFACE ONCOLOGY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SURF2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) J. Jeffrey Goater 02) David S. Grayzel, M.D. 03) Ramy Ibrahim, M.D.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the selection of PricewaterhouseCoopers LLP as Surface Oncology, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000563271_1 R1.0.0.24

SURFACE ONCOLOGY, INC.
Annual Meeting of Stockholders
June 8, 2022 1:00 PM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Robert W. Ross, M.D. and Theresa R. Boni, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SURFACE ONCOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, EDT on June 8, 2022, virtually at www.virtualshareholdermeeting.com/SURF2022, and any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000563271_2 R1.0.0.24